EXHIBIT 23

OWENS‑ILLINOIS, INC.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 033-57141) pertaining to the Stock Option Plan for Directors of Owens-Illinois, Inc.,

(2)

Registration Statement (Form S-8 No. 033-57139) pertaining to the Fourth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, Second Amended and Restated Owens-Illinois, Inc. Non-Union Retirement and Savings Plan, Second Amended and Restated Owens-Illinois, Inc. Supplemental Retirement Plan, and Second Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan,

(3)

Registration Statements (Form S-8 Nos. 333-67377, 333-69624 and 333-170220) pertaining to the Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and the Owens-Illinois de Puerto Rico Long-Term Savings Plan,

(4)	Registration Statement (Form S-8 No. 333-47691) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc.,

(5)	Registration Statement (Form S-3 No. 333-99741) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc.,

(6)	Registration Statement (Form S-8 No. 333-142886) pertaining to the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc.,

(7)	Registration Statements (Form S-8 Nos. 333-133074, 333-170221, and 333-197743) pertaining to the 2005 Incentive Award Plan of Owens-Illinois, Inc., and

(8)	Registration Statement (Form S-8 No. 333-217896) pertaining to the Owens Illinois, Inc. 2017 Incentive Award Plan;

of our reports dated February 14, 2018, with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc., and the effectiveness of internal control over financial reporting of Owens-Illinois, Inc. included in this Annual Report on Form 10-K of Owens-Illinois, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Ernst & Young LLP

Toledo, Ohio

February 14, 2018